Exhibit 10.15

Aircraft Lease Agreement

Utilicraft Aerospace Industries, Inc.(UTILICRAFT) agrees to lease Cessna 414A N4684N, Ser. No. 414-0074 from JD Aero, LLC for a lease term of 5 years from this date, July 1, 2005.

Terms and Conditions:

Monthly Lease Payment	$2,500

Term:	60 Months

1.                                       In addition to the monthly Lease payments, all cost of maintenance, inspections, overhaul, repair, insurance, and cost of operation, is the sole responsibility of UTILICRAFT, and will be paid as incurred.

2.                                       All equipment installed on, and modifications of the Aircraft by UTILICRAFT remains as permanent equipment on the Aircraft and the sole property of JD Aero, LLC.

3.                                       JD Aero, LLC, has the right to terminate this Lease at any time, with no penalties or additional cost or fees to UTILICRAFT or JD Aero, LLC.

For the Utilicraft Aerospace Industries, Inc. Board of Directors:

/s/ Thomas A. Dapogny
Thomas A. Dapogny – Corporate Secretary

For JD Aero, LLC:

/s/John Dupont
John Dupont - Manager